Exhibit 10.06

                            REQUEST FOR ACTION BY THE
               SCANA LONG-TERM EQUITY COMPENSATION PLAN COMMITTEE
                                  OF THE BOARD


                  WHEREAS, SCANA Corporation has contracted with Merrill Lynch to perform various administrative services with regard to the Nonqualified Stock Options ["Options"] benefit feature of the SCANA Long-Term Equity Compensation Plan ["Plan"]; and

                  WHEREAS, in the structuring of those services Merrill Lynch has advised that, with respect to establishing the Fair Market Value for the non-cashless exercises of Options, its system is designed to identify the closing price on the New York Stock Exchange for each trading date; and

                  WHEREAS, presently Section 2.16 of the Plan defines Fair Market Value to mean, except for cashless exercises, "the opening sale price on the principal securities exchange on which the shares are traded", which, as noted above, the Merrill Lynch system will not identify without considerable expense and delay to SCANA for program changes to their system; and

                  WHEREAS, SCANA regards it practical and prudent to conform the operation of its Plan to accommodate the regular workings of the Merrill Lynch system in so far as it define Fair Market Value for the non-cashless exercise of Options to mean a trading day's closing price on the principal securities exchanges on which the Shares are traded; and

                  WHEREAS, it is more consistent with Internal Revenue Service valuation principles to value a publicly traded stock by benchmarking a share sales price occurring on the subject valuation date itself, thereby recommending use of the closing composite price for the exercise date prospectively indicated by a Participant in a non-cashless exercise; and

                  WHEREAS, the SCANA Long-Term Equity Compensation Committee of the Board ["Committee"] has vested authority pursuant to Section 15.1 of the Plan to amend the definition of Fair Market Value to accomplish the above purpose;

                  NOW, THEREFORE, we the members of the Committee by our respective signatures and check "Approved" below adopt the following amended [the change noted by underlined text] and restated definition of Fair Market Value for Section 2.16 of the Plan:

                     "Fair Market Value" shall be determined on the basis of the opening sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported, except that as to the "cashless" exercise of Nonqualified Stock Options pursuant to Section
                     6.6 of the Plan, the "Fair Market Value" of Shares for determining the Compensation amount recognized by the Participant shall be the actual trade price on the principal securities exchange of Shares sold to provide cash to the Participant, and further except that as to the "non-cashless" exercise of Nonqualified Stock Options pursuant to Section 6.6 of the Plan, the "Fair Market Value" of Shares shall be the closing composite price on the principal securities exchanges on which the Shares are traded for that trading date coinciding with the exercise date prospectively indicated by the Participant in his/her "Notice of Intention to Exercise" letter, or if no sales of Shares occur on said date, then for the next subsequent trading date on which such sales occur.




s/Bill L. Amick____________    ___X___          ___________       8-01-02
Bill L. Amick                  Approved          Disapproved       Date



s/James A. Bennett             __X____          ___________       8-01-02
James A. Bennett               Approved          Disapproved       Date



s/William B. Bookhart, Jr.     ___X_____       ____________       8-01-02
William B. Bookhart, Jr.       Approved         Disapproved        Date



s/William C. Burkhardt        ____X_____       _____________      8-01-02
William C. Burkhardt           Approved        Disapproved         Date



s/Elaine T. Freeman          ______X____       _____________      8-01-02
Elaine T. Freeman             Approved         Disapproved         Date



s/D. Maybank Hagood           ____X___         ___________        8-01-02
D. Maybank Hagood             Approved         Disapproved         Date




s/Lynne M. Miller             ____X___         ___________       8-01-02
Lynne M.Miller                Approved         Disapproved         Date



s/Maceo K. Sloan             ____X___          ___________       8-01-02
Maceo K. Sloan               Approved          Disapproved         Date



s/Harold C. Stowe           ___X____          ___________        8-01-02
Harold C. Stowe             Approved          Disapproved         Date



s/G. Smedes York            ___X___           ___________        8-01-02
G. Smedes York             Approved           Disapproved         Date